Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Muriel Shaw
U.S. Bank National Association
Two Midtown Plaza
1349 West Peachtree Street N.W.
Suite 1050
Atlanta, Georgia 30309
(404) 898-8822
(Name, address and telephone number of agent for service)
OXFORD INDUSTRIES, INC.
(Issuer with respect to the Securities)

Georgia	58-0831862
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Piedmont Avenue, N.E.
Atlanta, Georgia Elmwood Park, New Jersey 07407-1033
Elmwood Park, New Jersey 07407-1033	30308
(Address of Principal Executive Offices)	(Zip Code)
11.375% SENIOR SECURED NOTES due 2015
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, Georgia on the 13th of July, 2009.

By:	/s/ Muriel Shaw
Muriel Shaw
Assistant Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: July 13, 2009

By:	/s/ Muriel Shaw
Muriel Shaw
Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2009
($000’s)

3/31/2009
Assets
Cash and Balances Due From Depository Institutions	$6,290,222
Securities	37,422,789
Federal Funds	3,418,378
Loans & Lease Financing Receivables	180,410,691
Fixed Assets	4,527,063
Intangible Assets	12,182,455
Other Assets	14,275,149

Total Assets	$258,526,747

Liabilities
Deposits	$175,049,211
Fed Funds	10,281,149
Treasury Demand Notes	0
Trading Liabilities	745,122
Other Borrowed Money	34,732,595
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,523,925

Total Liabilities	$235,111,969

Equity
Minority Interest in Subsidiaries	$1,650,987
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	9,103,571

Total Equity Capital	$23,414,778

Total Liabilities and Equity Capital	$258,526,747
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Muriel Shaw Assistant Vice President
Date: July 13, 2009

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